UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 1, 2011

(Date of report)

PATTERSON COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-20572	41-0886515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(Address of Principal Executive Offices, including Zip Code)

(651) 686-1600

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 1, 2012, Patterson Companies, Inc. entered into a Credit Agreement among Patterson Companies, Inc., as the Borrower, certain subsidiary borrowers, various lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, The Bank of Tokyo-Mitsubishi UFJ, LTD., as syndication agent and U.S. Bank National Association, Wells Fargo National Association and Bank of America, N.A. as Co-Documentation Agents.

The Credit Agreement provides for a $300 million revolving credit facility through December 1, 2016. The Credit Agreement replaces an existing revolving credit agreement which was terminated.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits

(d) Exhibits

10.1	Credit Agreement, dated as of December 1, 2012, among Patterson Companies, Inc., as the Borrower, the Subsidiary Borrowers from time to time parties hereto, various Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, The Bank of Tokyo-Mitsubishi UFJ, LTD., as Syndication Agent and U.S. Bank National Association, Wells Fargo National Association and Bank of America, N.A. as Co-Documentation Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON COMPANIES, INC.

Date: December 1, 2011	By:	/s/ R. Stephen Armstrong
R. Stephen Armstrong
Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement, dated as of December 1, 2012, among Patterson Companies, Inc., as the Borrower, the Subsidiary Borrowers from time to time parties hereto, various lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, The Bank of Tokyo-Mitsubishi UFJ, LTD., as syndication agent and U.S. Bank National Association, Wells Fargo National Association and Bank of America, N.A. as Co-Documentation Agents.